UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 1, 2013	333-159517
Date of Report (Date of earliest event reported)	Commission File Number

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	26-3106763
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

607  28 1/4 Road, Suite 115
Grand Junction, CO  81506

(Address of Principal Executive Offices) (Zip Code)

(970) 683-5415

(Registrant’s telephone number, including area code)

190 Djerjinskogo Street
Ovidiopol, Odesska obl., 67801
Ukraine

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 1, 2013, Petroterra Corp. (“Company,” “we,” “our,” or “us”) entered into a Securities Purchase Agreement (“Agreement”) with a select investor (the “Purchaser”) who met the criteria as a “non-U.S. person” who agreed to comply with the applicable requirements of Regulation S under the Securities Act of 1933 (the ”Act”). The Company offered to sell up to an aggregate of 150,000 shares of the Company’s common stock, $0.001 par value (the “Securities”). Under the Agreement, on November 1, 2013, the Company issued to the Purchaser 150,000 shares of common stock at a price per share of $.50 for an aggregate purchase price of $75,000. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement substantially in the form attached hereto as Exhibit 10.1 and also incorporated by reference herein.

The Securities we agreed to issue in the foregoing transaction were not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02   Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Securities issued to the investor pursuant to the Agreement were issued to a “non-U.S. person” who agreed to comply with the applicable requirements of Regulation S under the Act.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Securities Purchase Agreement dated November 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTERRA CORP.

November 6, 2013	By:	/s/ John Barton
	Name:	John Barton
	Title:	Chief Executive Officer